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                                                                     EXHIBIT 8.1
                          CUSTODIAN SERVICES AGREEMENT



             THIS AGREEMENT is made as of _______________, 1996 by and between PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC Bank"), and PACIFIC INNOVATIONS TRUST, a Delaware business trust (the "Fund").

                              W I T N E S S E T H:

             WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

             WHEREAS, the Fund wishes to retain PNC Bank to provide custodian services to the portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each, a "Portfolio" and collectively, the "Portfolios"), and PNC Bank wishes to furnish custodian services, either directly or through an affiliate or affiliates, as more fully described herein.

             NOW, THEREFORE, In consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

             1.      DEFINITIONS.  AS USED IN THIS AGREEMENT:

                     (a) "1933 Act" means the Securities Act of 1933, as amended.

                     (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

                     (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PNC Bank. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

                     (d) "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

                     (e) "CEA" means the Commodities Exchange Act, as amended.

                     (f) "Oral Instructions" mean oral instructions received by PNC Bank from an Authorized Person or from a person reasonably believed by PNC Bank to be an Authorized Person.
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                     (g)      "PNC Bank" means PNC Bank, National Association
or a subsidiary or affiliate of PNC Bank, National Association.

                     (h)      "SEC" means the Securities and Exchange
Commission.

                     (i) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

                     (j) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

                     (k)      "Property" means:

                              (i)     any and all securities and other
                                      investment items which the Fund may from time to time deposit, or cause to be deposited, with PNC Bank or which PNC Bank may from time to time hold for the Fund;

                              (ii)    all income in respect of any of such
securities or other investment items;

                              (iii)   all proceeds of the sale of any of such
securities or investment items; and

                              (iv) all proceeds of the sale of securities issued by the Fund, which are received by PNC Bank from time to time, from or on behalf of the Fund.

                     (l) "Written Instructions" mean written instructions signed by two Authorized Persons and received by PNC Bank. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

             2. APPOINTMENT. The Fund hereby appoints PNC Bank as custodian of the Fund's Property, on behalf of each of its investment portfolios (each, a "Portfolio"), and PNC Bank accepts such appointment and agrees to furnish such custodial services as provided in this Agreement.

             3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PNC Bank with the following:

                     (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PNC Bank or its affiliates to provide services;

                     (b) a copy of the Fund's most recent effective registration statement;





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                     (c)      a copy of each Portfolio's advisory agreements;

                     (d) a copy of the distribution agreement with respect to each class of Shares;

                     (e) a copy of each Portfolio's administration agreement if PNC Bank is not providing the Portfolio with such services;

                     (f) copies of any shareholder servicing agreements made in respect of the Fund or a Portfolio; and

                     (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.

             4.      COMPLIANCE WITH LAWS.

                     PNC Bank undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PNC Bank hereunder. Except as specifically set forth herein, PNC Bank assumes no responsibility for such compliance by the Fund or any Portfolio.

             5.      INSTRUCTIONS.

                     (a) Unless otherwise provided in this Agreement, PNC Bank shall act only upon Oral Instructions and Written Instructions.

                     (b) PNC Bank shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PNC Bank to be an Authorized Person) pursuant to this Agreement. PNC Bank may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

                     (c) The Fund agrees to forward to PNC Bank Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PNC Bank or its affiliates) so that PNC Bank receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PNC Bank shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PNC Bank shall incur no liability to the Fund in acting upon





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such Oral Instructions or Written Instructions provided that PNC Bank's actions comply with the other provisions of this Agreement.

             6.      RIGHT TO RECEIVE ADVICE.

                     (a) Advice of the Fund. If PNC Bank is in doubt as to any action it should or should not take, PNC Bank may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

                     (b) Advice of Counsel. If PNC Bank shall be in doubt as to any question of law pertaining to any action it should or should not take, PNC Bank may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PNC Bank, at the option of PNC Bank).

                     (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PNC Bank receives from the Fund, and the advice it receives from counsel, PNC Bank shall be entitled to rely upon and follow the advice of counsel. In the event PNC Bank so relies on the advice of counsel, PNC Bank remains liable for any action or omission on the part of PNC Bank which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.

                     (d) Protection of PNC Bank. PNC Bank shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PNC Bank believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PNC Bank (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PNC Bank's properly
taking or not taking such action.   Nothing in this subsection shall excuse PNC
Bank when an action or omission on the part of PNC Bank constitutes willful misfeasance, bad faith, negligence or reckless disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.

             7. RECORDS; VISITS. The books and records pertaining to the Fund and any Portfolio, which are in the possession or under the control of PNC Bank, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PNC Bank's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PNC Bank to the Fund or to an authorized representative of the Fund, at the Fund's expense.





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             8.      CONFIDENTIALITY. PNC Bank agrees to keep confidential all
records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PNC Bank may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

             9. COOPERATION WITH ACCOUNTANTS. PNC Bank shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

             10. DISASTER RECOVERY. PNC Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PNC Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

             11. COMPENSATION. As compensation for custody services rendered by PNC Bank during the term of this Agreement, the Fund, on behalf of each of the Portfolios, will pay to PNC Bank a fee or fees as agreed to in writing in the Custodian Services Fee Letter between PNC Bank and the Fund dated ______, 1997, as the same may be amended from time to time.

             12. INDEMNIFICATION. The Fund, on behalf of each Portfolio, agrees to indemnify and hold harmless PNC Bank and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PNC Bank takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Neither PNC Bank, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PNC Bank's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.

             13.     RESPONSIBILITY OF PNC BANK.

                     (a) PNC Bank shall be under no duty to take any action on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PNC Bank in writing. PNC Bank shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its





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best efforts, within reasonable limits, in performing services provided for under this Agreement. PNC Bank shall be liable for any damages arising out of PNC Bank's failure to perform its duties under this agreement to the extent such damages arise out of PNC Bank's willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.

                     (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PNC Bank shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PNC Bank reasonably believes to be genuine; or (B) subject to section 10, delays or errors or loss of data occurring by reason of circumstances beyond PNC Bank's control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                     (c) Notwithstanding anything in this Agreement to the contrary, neither PNC Bank nor its affiliates shall be liable to the Fund or to any Portfolio for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PNC Bank's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PNC Bank or its affiliates.

             14.     DESCRIPTION OF SERVICES.

                     (a) Delivery of the Property. The Fund will deliver or arrange for delivery to PNC Bank all the Property owned by the Portfolios, including cash received as a result of the distribution of Shares, during the period that is set forth in this Agreement. PNC Bank will not be responsible for such Property until actual receipt.

                     (b) Receipt and Disbursement of Money. PNC Bank, acting upon Written Instructions, shall open and maintain separate accounts in the Fund's name using all cash received from or for the account of the Fund, subject to the terms of this Agreement. In addition, upon Written Instructions, PNC Bank shall open separate custodial accounts for each separate series or Portfolio of the Fund (collectively, the "Accounts") and shall hold in the Accounts all cash received from or for the Accounts of the Fund specifically designated to each separate series or Portfolio.

             PNC Bank shall make cash payments from or for the Accounts of a Portfolio only for:

                 (i) purchases of securities in the name of a Portfolio or PNC
                     Bank or PNC Bank's nominee as provided in sub-section (j) and for which PNC Bank has





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                     received a copy of the broker's or dealer's confirmation
                     or payee's invoice, as appropriate;

                (ii) purchase or redemption of Shares of the Fund delivered to
                     PNC Bank;

               (iii) payment of, subject to Written Instructions, interest, taxes, administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by a Portfolio;

                (iv) payment to, subject to receipt of Written Instructions,
                     the Fund's            transfer agent, as agent for the
                     shareholders, an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders,
                     or, in lieu of   paying the Fund's transfer agent, PNC
                     Bank may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

                 (v) payments, upon receipt Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or delivered to PNC Bank;

                (vi) payments of the amounts of dividends received with respect to securities sold short;

               (vii) payments made to a sub-custodian pursuant to provisions in sub-section (c) of this Section; and

              (viii) payments, upon Written Instructions, made for other proper
                     Fund purposes.

             PNC Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.

                     (c)      Receipt of Securities.

                              PNC Bank shall hold all securities received by it for the Accounts in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement.
                              PNC Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the





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             express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Board of Trustees authorizing the transaction. In no case may any member of the Fund's Board of Trustees, or any officer, employee or agent of the Fund withdraw any securities.

                     (d)      Subcustodians; Domestic.

                              At PNC Bank's own expense and for its own convenience, PNC Bank may enter into sub-custodian agreements with other banks or trust companies (other than for foreign subcustodial services as described above) to perform duties described in this sub-section (d). Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PNC Bank, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PNC Bank. In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund and approval of the Fund's Board of Trustees, although such notice and approval shall be deemed granted with respect to the use of Bankers Trust Company to maintain physical securities, by virtue of the Fund Board's approval of this Agreement.

                              PNC Bank shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Fund and each Portfolio harmless from its own acts or omissions, under the standards of care provided for herein, or the acts and omissions of any sub-custodian chosen by PNC Bank under the terms of this sub-section (d).

                     (e)      Subcustodians; Foreign.

                              (i) PNC Bank may propose appointment of any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under the 1940 Act and the rules and regulations thereunder or by order of the SEC exempted therefrom to act as subcustodian for the Fund, to maintain securities, funds and other property of the Fund which are maintained outside the United States. Any such bank, trust company or other entity appointed pursuant to the provisions





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             of this section 14(e) is herein referred to as a "Foreign
             Subcustodian". The Fund shall approve in writing the appointment of each Foreign Custodian and the subcustodian agreement to be entered into between such Foreign Custodian and PNC Bank.

                              (ii)    Upon the proposed appointment of a
                                      Foreign Subcustodian, PNC Bank shall use its best efforts to provide the Fund with information of a type similar in kind and scope to that generally provided in the industry with respect to consideration of a foreign subcustodian pursuant to Rule 17f-5 under the 1940 Act ("Rule 17f-5"), but PNC Bank shall have no liability with respect to such information (other than to use its best efforts to see that such information is provided).

                              (iii) PNC Bank shall use its best efforts to provide annually to the Fund information of a type similar in kind and scope to that generally provided in the industry with respect to consideration of a foreign subcustodian pursuant to Rule 17f-5, but PNC Bank shall have no liability with respect to such information. In addition, PNC Bank will inform the Fund in the event that PNC Bank is made aware of a material adverse change in the financial condition of a Foreign Subcustodian or any material loss of the assets of the Fund held by a Foreign Subcustodian, or in the case of any Foreign Subcustodian required pursuant to Rule 17f-5 to have shareholders' equity in excess of $200 million and not the subject of an exemptive order from the Securities and Exchange Commission if PNC Bank is notified by such Foreign Subcustodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million.

                              Upon the request of the Fund, PNC Bank shall provide to the Fund such other information as may be reasonably requested by the Fund and agreed to by PNC Bank to ensure compliance with Rule 17f-5.

                              (iv) Provided a Foreign Subcustodian has been selected by PNC Bank in writing and PNC Bank is a party to the subcustodian agreement pursuant to which the Foreign Subcustodian acts as a foreign subcustodian for the Fund, in the event of any loss to the Fund by reason of the action or failure to act of





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             said Foreign Subcustodian, PNC Bank shall be liable to the Fund for the Fund's direct and foreseeable damages (but not any consequential, special or indirect damages regardless of whether PNC Bank was aware of the possibility of such damages) to the same extent that the Foreign Custodian is liable to PNC Bank. To the extent PNC Bank is liable to the Fund pursuant to this subsection
             (iv), PNC Bank shall be subrogated to all rights of the Fund against such Foreign Subcustodian. PNC Bank shall not be liable for among other things any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

                     (f) Transactions Requiring Instructions. Upon receipt of Oral Instructions or Written Instructions and not otherwise, PNC Bank, directly or through the use of the Book-Entry System, shall:

                              (i)     deliver any securities held for a
                                      Portfolio against the receipt of payment for the sale of such securities;

                              (ii) execute and deliver, to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Portfolio as owner of any securities may be exercised;

                              (iii)   deliver any securities to the issuer
                                      thereof, or its agent, when such
                                      securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to PNC Bank;

                              (iv)    deliver any securities held for a
                                      Portfolio against receipt of other
                                      securities or cash issued or paid in
                                      connection with the liquidation,
                                      reorganization,  refinancing, tender
                                      offer, merger, consolidation or
                                      recapitalization of any corporation, or
                                      the exercise of any conversion privilege;

                              (v)     deliver any securities held for a
                                      Portfolio to any protective committee,
                                      reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or





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
                                      other instruments or documents as may be issued to it to evidence such delivery;

                              (vi) make such transfer or exchanges of the assets of the Portfolios and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

                              (vii)   release securities belonging to a
                                      Portfolio to any bank or trust company
                                      for the purpose of a pledge or
                                      hypothecation to secure any loan incurred by the Fund on behalf of that Portfolio; provided, however, that securities shall be released only upon payment to PNC Bank of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                              (viii) release and deliver securities owned by a Portfolio in connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and pay out moneys of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

                              (ix)    release and deliver or exchange
                                      securities owned by the Fund in
                                      connection with any conversion of such
                                      securities, pursuant to their terms, into other securities;

                              (x) release and deliver securities owned by the Fund for the purpose of redeeming in kind shares of the Fund upon delivery thereof to PNC Bank; and

                              (xi)    release and deliver or exchange
                                      securities owned by the Fund for other
                                      corporate purposes.  PNC Bank must also
                                      receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph xi.





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
                     (g) Use of Book-Entry System. The Fund shall deliver to PNC Bank certified resolutions of the Fund's Board of Trustees approving, authorizing and instructing PNC Bank, on a continuous basis, to deposit in the Book-Entry System all securities belonging to the Portfolios eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned by the Portfolios, subject to repurchase agreements or used as collateral in connection with borrowings. PNC Bank shall continue to perform such duties until it receives Written Instructions or Oral Instructions authorizing contrary actions. PNC Bank shall administer the Book-Entry System as follows:

                              (i)     With respect to securities of each
                                      Portfolio  which are maintained in the
                                      Book-Entry System, the records of PNC
                                      Bank shall identify by Book-Entry or
                                      otherwise those securities belonging to
                                      each Portfolio.  PNC Bank shall furnish
                                      to the Fund a detailed statement of the
                                      Property held for each Portfolio under
                                      this Agreement at least monthly and from time to time and upon written request.

                              (ii) Securities and any cash of each Portfolio deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by PNC Bank in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. PNC Bank and its sub-custodian, if any, will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money.

                              (iii) All books and records maintained by PNC Bank which relate to the Fund's participation in the Book-Entry System will at all times during PNC Bank's regular business hours be open to the inspection of Authorized Persons, and PNC Bank will furnish to the Fund all information in respect of the services rendered as it may require.

             PNC Bank will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

                     (h) Registration of Securities. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PNC Bank in bearer form; all other securities held for a Portfolio may be registered in the name of the Fund on behalf of that Portfolio, PNC Bank, the Book-Entry System, a sub-custodian, or any duly appointed nominees of the Fund, PNC Bank, Book-Entry System or sub-custodian. The Fund reserves the right to instruct PNC Bank as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PNC Bank appropriate instruments to enable PNC Bank to hold or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System, any securities which it may hold for the Accounts and which may from time to time be registered in the name of the Fund on behalf of a Portfolio.

                     (i) Voting and Other Action. Neither PNC Bank nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of a Portfolio, except in accordance with Written Instructions. PNC Bank, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials to the registered holder of such securities. If the registered holder is not the Fund on behalf of a Portfolio, then Written Instructions or Oral Instructions must designate the person who owns such securities.

                     (j) Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, PNC Bank is authorized to take the following actions:

                              (i)     Collection of Income and Other Payments.

                                      (A)      collect and receive for the
                                               account of each Portfolio all
                                               income, dividends,
                                               distributions, coupons, option
                                               premiums, other payments and
                                               similar items, included or to be
                                               included in the Property, and,
                                               in addition, promptly advise
                                               each Portfolio of such receipt
                                               and credit such income, as
                                               collected, to each Portfolio's
                                               custodian account;

                                      (B)      endorse and deposit for
                                               collection, in the name of the
                                               Fund, checks, drafts, or other
                                               orders for the payment of money;

                                      (C)      receive and hold for the account
                                               of each Portfolio all securities
                                               received as a distribution on
                                               the Portfolio's securities as a
                                               result of a stock dividend,
                                               share split-up or
                                               reorganization,
                                               recapitalization, readjustment
                                               or other rearrangement or
                                               distribution of rights or
                                               similar securities issued with
                                               respect to any securities
                                               belonging to a Portfolio and
                                               held by PNC Bank hereunder;

                                      (D)      present for payment and collect
                                               the  amount payable upon all
                                               securities which may mature or
                                               be called,
             redeemed, or retired, or otherwise become payable on the date such securities become payable; and

                                      (E)      take any action which may be
                                               necessary and proper in
                                               connection with the collection
                                               and receipt of such income and
                                               other payments and the
                                               endorsement for collection of
                                               checks, drafts, and other
                                               negotiable instruments.

                              (ii)    Miscellaneous Transactions.

                                      (A)      deliver or cause to be delivered
                                               Property against payment or
                                               other consideration or written
                                               receipt therefor in the
                                               following cases:

                                        (1)     for examination by a broker or
                                                  dealer selling for the
                                                  account of a Portfolio in
                                                  accordance with street
                                                  delivery custom;

                                        (2)     for the exchange of interim
                                                  receipts or temporary
                                                  securities for definitive
                                                  securities; and


                                        (3)     for transfer of securities into
                                                  the name of the Fund on
                                                  behalf of a Portfolio or PNC
                                                  Bank or nominee of  either,
                                                  or for exchange of securities
                                                  for a different number of
                                                  bonds, certificates, or other
                                                  evidence, representing the
                                                  same aggregate face amount or
                                                  number of units bearing the
                                                  same interest rate, maturity
                                                  date and call provisions, if
                                                  any; provided that, in any
                                                  such case, the new securities
                                                  are to be delivered to PNC
                                                  Bank.

                                      (B)      Unless and until PNC Bank
                                               receives Oral Instructions or
                                               Written Instructions to the
                                               contrary, PNC Bank shall:

                                        (1)     pay all income items held by it
                                                  which call for payment upon
                                                  presentation and hold the
                                                  cash received by it upon such
                                                  payment for the account of
                                                  each Portfolio;

                                        (2)     collect interest and cash
                                                  dividends received, with
                                                  notice to the Fund, to the
                                                  account of each Portfolio;

                                        (3)     hold for the account of each
                                                  Portfolio all stock
                                                  dividends,  rights and
                                                  similar securities issued
                                                  with respect to any
                                                  securities held by PNC Bank;
                                                  and

                                        (4)     execute as agent on behalf of
                                                  the Fund all necessary
                                                  ownership certificates
                                                  required by the Internal
                                                  Revenue Code or the Income
                                                  Tax Regulations of the United
                                                  States Treasury Department or
                                                  under the laws of any state
                                                  now or hereafter in effect,
                                                  inserting the Fund's name, on
                                                  behalf of a Portfolio, on
                                                  such certificate as the owner
                                                  of the securities covered
                                                  thereby, to the extent it may
                                                  lawfully do so.

                     (k)      Segregated Accounts.

                              (i) PNC Bank shall upon receipt of Written Instructions or Oral Instructions establish and maintain a segregated account(s) on its records for and on behalf of each Portfolio. Such accounts may be used to transfer cash and securities, including securities in the Book-Entry System:


                                      (A)      for the purposes of compliance
                                               by the Fund with the procedures
                                               required by a securities or
                                               option exchange, providing such
                                               procedures comply with the 1940
                                               Act and any releases of the SEC
                                               relating to the maintenance of
                                               segregated accounts by
                                               registered investment companies;
                                               and

       (B)      Upon receipt of Written Instructions, for other proper corporate purposes.

                              (ii)    PNC Bank shall arrange for the
                                      establishment of IRA custodian accounts
                                      for such shareholders holding Shares
                                      through IRA accounts, in accordance with the Fund's prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and with such other procedures as are mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

                     (l) Purchases of Securities. PNC Bank shall settle purchased securities upon receipt of Oral Instructions or Written Instructions from the Fund or its investment advisers that specify:

                              (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

                              (ii) the number of shares or the principal amount purchased and accrued interest, if any;

                              (iii)   the date of purchase and settlement;

                              (iv)    the purchase price per unit;

                              (v)     the total amount payable upon such
                                      purchase;

                              (vi)    the Portfolio involved; and

                              (vii) the name of the person from whom or the broker through whom the purchase was made. PNC Bank shall upon receipt of securities purchased by or for a Portfolio pay out of the moneys held for the account of the Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

                     (m) Sales of Securities. PNC Bank shall settle sold securities upon receipt of Oral Instructions or Written Instructions from the Fund that specify:

                              (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

                              (ii) the number of shares or principal amount sold, and accrued interest, if any;

                              (iii)   the date of trade and settlement;

                              (iv)    the sale price per unit;

                              (v) the total amount payable to the Fund upon such sale;

                              (vi) the name of the broker through whom or the person to whom the sale was made; and

                              (vii) the location to which the security must be delivered and delivery deadline, if any; and

                              (viii)  the Portfolio involved.

                                      PNC Bank shall deliver the securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written Instructions. Subject to the foregoing, PNC Bank may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

                     (n)      Reports; Proxy Materials.

                              (i) PNC Bank shall furnish to the Fund the following reports:

                                      (A)      such periodic and special reports
                                               as the Fund may reasonably
                                               request;

                                      (B)      a monthly statement summarizing
                                               all transactions and entries for
                                               the account of each Portfolio,
                                               listing each Portfolio
                                               securities belonging to each
                                               Portfolio with the adjusted
                                               average  cost of each issue and
                                               the market value at the end of
                                               such month and stating the cash
                                               account of each Portfolio
                                               including disbursements;

                                      (C)      the reports required to be
                                               furnished to the Fund pursuant to
                                               Rule 17f-4; and

                                      (D)      such other information as may be
                                               agreed upon from time to time
                                               between the Fund and PNC Bank.

                              ii) PNC Bank shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion, class action notice or other corporate action received by it as custodian of the Property. PNC Bank shall be under no other obligation to inform the Fund as to such actions or events.

                     (o) Collections. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PNC Bank) shall be at the sole risk of the Fund. If payment is not received by PNC Bank within a reasonable time after proper demands have been made, PNC Bank shall notify the Fund in writing, including copies of all demand letters, any written responses, and memoranda of all oral responses, and shall await instructions from the Fund. PNC Bank shall not be obliged to take legal action for collection unless and until reasonably
indemnified to its satisfaction.   PNC Bank shall also notify the Fund as soon
as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time.

             15. DURATION AND TERMINATION. This Agreement shall continue until terminated without penalty by the Fund or by PNC Bank on sixty (60) days' prior written notice to the other party. In the event this Agreement is terminated and PNC Bank has not received Written Instructions regarding the appointment of a successor to PNC Bank or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property, PNC Bank shall not deliver cash, securities or other property of the Portfolios to the Fund; it may deliver them to a bank or trust company of PNC Bank's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. At the termination of the Agreement and provided PNC Bank has received Written Instructions regarding the appointment of a successor custodian, PNC Bank shall deliver the Property to such successor custodian.
PNC Bank shall not be required to make any delivery or payment until full payment shall have been made to PNC Bank of all of its fees, compensation, costs and expenses. PNC Bank shall have a security interest in and shall have a right of setoff against the Property as security for the payment of such fees, compensation, costs and expenses.

             16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed (a) if to PNC Bank at Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113, marked for the attention of the Custodian Services Department (or its successor) (b) if to the Fund, at _______________________, Attn:________________ or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

             17. AMENDMENTS. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

             18. ASSIGNMENT. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without written consent of PNC Bank, or by PNC Bank without written consent of the Fund, authorized or approved by a resolution of the Fund's Board of Trustees.

             19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

             21.     MISCELLANEOUS.
                     (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                     (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                     (c) Governing Law. This Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law, without regard to principles of conflicts of law.

                     (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                     (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                     (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

                     (g) Responsibility of Trustees, etc.. The names "Pacific Innovations Trust" and "Trustees of Pacific Innovations Trust" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated __________, which is hereby referred to and a copy of which is on file at the principal office of the Fund. The trustees, officers, employees and agents of the Fund shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Fund made by the trustees or by an officer, employee or agent of the Fund, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder. All persons dealing with any class of shares of the Fund may enforce claims against the Fund only against the assets belonging to such class.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                      PNC BANK, NATIONAL ASSOCIATION



                                      By:  ______________________________

                                      Title:  ___________________________



                                      PACIFIC INNOVATIONS TRUST


                                      By:  ______________________________

                                      Title:  ___________________________

                          AUTHORIZED PERSONS APPENDIX


NAME (TYPE)                                    SIGNATURE
____________________                           ____________________

____________________                           ____________________

____________________                           ____________________

____________________                           ____________________

____________________                           ____________________

____________________                           ____________________